Exhibit 99.1

                                  PRESS RELEASE
                                                                             For
                                               further information contact:
                                                    Edward F. Ruttenberg
                                                    Phone: (412) 422-2377
                                                    Fax:      (412) 422-2378
                                                    Release No:  2005-01

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGI) AMERICAN LOCKER GROUP INCORPORATED POSTAL CONTRACT EXPIRATION

BUSINESS EDITOR

JAMESTOWN, NY-(BUSINESS WIRE) February 8, 2005 American Locker Group Incorporated announced that the United States Postal Service (USPS) has advised the Company that it will not be awarded a contract for continued supply of Cluster Box Units (CBUs) to the USPS. The Company's current contracts with the USPS expire February 28, 2005. The USPS has advised the Company that there will be a transition period following expiration of the contracts in which the USPS will continue to purchase CBU's from the Company but the Company has not been advised of the length of the transition period or the expected level of sales to the USPS during the transition period. The USPS has been the Company's largest customer in the last four fiscal years accounting for more than 50% of net sales in each such fiscal year and the loss of this sales revenue is likely to have an adverse effect on the Company. The Company is actively exploring the development of new markets and strategies to mitigate the effects of this development.



Safe Harbor Statement under the Private Securities Litigation Reform Act Of 1995

Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, (iii) the impact of the non-renewal of the Company's contracts with the USPS, and (iv) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.


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